UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2011, United Technologies Corporation (“UTC”) held its 2011 Annual Meeting of Shareowners. Shareowners submitting votes for the meeting approved the adoption of amendments to the United Technologies Corporation 2005 Long-Term Incentive Plan (the “Plan”). The amendments authorize the issuance of an additional 48 million shares of Common Stock under the Plan, extend the term of the Plan until April 30, 2017, impose certain additional restrictions on assignment of awards by recipients, clarify minimum vesting periods, confirm certain performance metrics for performance-based awards and adopt certain additional changes in Plan terms and conditions. The amendments became effective on April 13, 2011, upon approval by shareowners.

The foregoing description of the Plan is qualified in its entirety by reference to the complete terms and conditions of the Plan, a copy of which is included herewith as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

United Technologies Corporation held its Annual Meeting of Shareowners on April 13, 2011. As of February 15, 2011, the record date for the meeting, 921,194,240 shares of UTC Common Stock were issued and outstanding. A quorum of 791,825,652 shares of Common Stock were present or represented at the meeting.

The following individuals were elected to serve as directors for a one-year term expiring at the 2012 Annual Meeting of Shareowners or upon the election and qualification of their successors:

Louis R. Chênevert, John V. Faraci, Jean-Pierre Garnier, Jamie S. Gorelick, Edward A. Kangas, Ellen J. Kullman, Charles R. Lee, Richard D. McCormick, Harold McGraw III, Richard B. Myers, H. Patrick Swygert, André Villeneuve, and Christine Todd Whitman.

The Shareowners voted on the following matters and cast their votes as described below.

1)	Election of Directors. The voting results for each of the nominees were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Louis R. Chênevert	691,706,016	16,322,554	1,018,944	82,778,138
John V. Faraci	703,405,398	4,424,436	1,217,680	82,778,138
Jean-Pierre Garnier	696,626,013	11,283,775	1,137,726	82,778,138
Jamie S. Gorelick	695,564,087	12,380,568	1,102,859	82,778,138
Edward A. Kangas	649,024,524	58,826,622	1,196,368	82,778,138
Ellen J. Kullman	703,528,926	4,371,088	1,147,500	82,778,138
Charles R. Lee	696,392,465	11,535,319	1,119,730	82,778,138
Richard D. McCormick	696,381,748	11,516,557	1,149,209	82,778,138
Harold McGraw III	672,793,205	34,566,794	1,687,515	82,778,138
Richard B. Myers	700,215,117	7,235,475	1,596,922	82,778,138
H. Patrick Swygert	699,035,889	8,757,902	1,253,723	82,778,138
André Villeneuve	701,388,831	6,502,278	1,156,405	82,778,138
Christine Todd Whitman	704,121,813	3,320,157	1,605,544	82,778,138

2)	A proposal of the Audit Committee and the Board of Directors to re-appoint the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor until the next Annual Meeting of Shareowners in 2012. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
780,844,661	9,595,946	1,385,045	0

3)	A proposal that shareowners approve amendments to UTC’s 2005 Long-Term Incentive Plan. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
642,436,223	62,880,781	3,730,510	82,778,138

4)	A proposal that shareowners approve on an advisory (non-binding) basis the compensation of UTC’s Named Executive Officers as disclosed in UTC’s Proxy Statement dated February 25, 2011. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
688,165,569	17,107,691	3,774,254	82,778,138

5)	A proposal that shareowners indicate on an advisory (non-binding) basis their preferred frequency for UTC to hold a non-binding vote to approve the compensation of UTC’s named executive officers. The shareowners indicated their preference for a frequency of once each year and the results of the voting were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
512,681,273	19,345,751	153,041,856	16,188,208	82,778,138

6)	A shareowner proposal recommending that the Board of Directors adopt a policy requiring that senior executives retain shares acquired under UTC equity compensation plans. The shareowners voted against this proposal and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,265,009	524,239,640	3,542,865	82,778,138

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are included herewith:

Exhibit Number	Exhibit Description

10.1	United Technologies Corporation 2005 Long-Term Incentive Plan, as amended and restated effective April 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: April 19, 2011	By:	/s/ Kathleen M. Hopko
Kathleen M. Hopko
Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	United Technologies Corporation 2005 Long-Term Incentive Plan, as amended and restated effective April 13, 2011.